UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

PETRO USA, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-12895	32-0650451
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

30 N Gould St, Ste R

Sheridan, WY 82801

PH#: 1+(714) 660-7900

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K includes the following items on Form 8-K:

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

When used in this Current Report on Form 8-K, the terms “we,” “us,” “our” and similar terminology reference to the Company.

Item 5.01. Changes in Control of Registrant.

On March 8, 2024 as a result of a private transaction, the control block of voting stock of Petro USA, Inc. (the “ Company” ), consisting of 4,000,000,000 shares of common stock [“ Shares” ] which is an ownership interest of approximately 97.9%,  was transferred from Joseph Passalaqua [“ Seller” ] to TradEx Fuel Exchange, Inc., [“ The Purchaser” ].  The consideration for the shares was $.00034 per share.  The source of cash consideration for the shares was personal funds of the Purchaser.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

On April 12, 2024, the Company received the resignation of Joseph C. Passalaqua, as sole Director, CEO President, Secretary, and Treasurer, effective upon the appointment of the incoming directors. By resolution of the Company, Joseph Hoffman was appointed Director and President, Lee Cunnigham was appointed Director.

Joseph Vu Hoffman

Mr. Hoffman currently serves as president of TradEx Fuel Exchange, Inc., since starting the role on April 1st, 2024. He began his engineering career with Shell Pipeline Corp in 1989. He held this position until 1996. In 1996 Mr. Hoffman transferred from the pipeline transportation role at Shell Pipeline supporting pipeline operations, to Shell Oil Company as a retail products sales representative, transitioning in 1998 to Equilon Enterprises LLC when Shell and Texaco formed the U.S. downstream joint venture. Mr. Hoffman held various roles with Shell until his departure in 2007 from his last assignment as Shell’s US Western Region manager. Mr. Hoffman established Eclipse Consulting, Ltd. in 2007, which specializes in energy and petroleum consulting. In July 2007 he became a consultant for Tesoro Refining, where he created an operating plan and budget for Tesoro to manage the 2007 acquired Los Angeles refinery and retail assets from Shell. In 2013 Hyundai GLOVIS North America asked Mr. Hoffman to create ground up Fuel Trading & Distribution business where he successful developed and managed this business channel for the international conglomerate until his departure at year end in 2022. Mr. Hoffman has served on the board of directors of Roosevelt Energy Exchange from 2016 to the present. Mr. Hoffman received a Bachelors of Science degree in Business Administration & Management from the University of Phoenix in 1996. He received a Bachelors of Science degree in Electrical Engineering at ITT Technical Institute in 1987.

Lee Cunningham

Mr. Cunningham, currently is a member of the board of directors of the Company and Senior Vice President, Strategic Planning/Director Performance & Process Improvement, and Facilities Support. He has held these positions since 2018. From 1978 to 1991 Mr. Cunningham was a Baldrige Fellow and was employed by the House of Seagram as a Material Quality Assurance Manager and Chairman of Quality Improvement. From 1986 to 1991 Mr. Cunningham worked with Ford Motor Company and Proctor & Gamble as an executive establishing, implementing, and directing the system for inspecting and testing all package components used in production.

Since 1985, Mr. Cunningham has been a contract Law Enforcement & Tactical Trainer. Mr. Cunningham received an MPA in Business and Public Administration from the University of Baltimore on August 15,1982. Mr. Cunningham received a Bachelor of Science degree in Psychology from Morgan State University in 1975. Mr. Cunningham has served as an Adjunct Professor at the University of Maryland, from 1985 to present.

Peter McNulty

Peter is an Irish Chartered Accountant with an MBA from the Australian Graduate School of Management, and is the Founding Partner of Frontier Financial Partners. His career spans over 35 years in mainstream and boutique financial services, including Credit Suisse, Barclays Capital and Renaissance Group. He is currently responsible for FFP’s interests in the UK/Europe geographically and is the industry leader for retail, consumer goods and FinTech including digital assets. He has lived and worked in Ireland, Australia/NZ, Singapore, Hong Kong, Europe, and the UK.

Mr. McNulty has a diverse and extensive work experience spanning multiple industries and roles. Peter is currently a Non Executive Director at Pioneer Asset Management AG since June 2022. Prior to this, they served as the Chief Financial Officer & Investor Relations at ExoTechnologies from July 2021. Peter also held the position of COO at QPQ starting from May 2022. He has held various senior positions at Sberbank (Switzerland) AG, Renaissance Capital, Barclays Investment Bank, and Credit Suisse First Boston, where he gained experience in executive leadership, finance, and operations.

Overall, Peter McNulty has demonstrated their expertise in finance, operations management, strategic restructuring, and leadership throughout their career.

Peter McNulty's education history is as follows:

From 1995 to 1998, Peter attended AGSM @ UNSW Business School, where they earned an eMBA degree. The field of study for this degree is not specified.

In 1987 and 1988, Peter studied at the Institute of Chartered Accountants in Australia, where they obtained an ACA degree with a field of study in Accounting.

From 1983 to 1987, Peter attended the Institute of Chartered Accountants in Ireland, where they earned an FCA degree. The field of study for this degree is not specified.

In 1980, Peter enrolled at University College Dublin and completed a Bachelor of Commerce degree in three years. The field of study for this degree was Bachelor of Commerce.

ADVISORY BOARD (currently being filled)

John A. (Johann) Clendenin

President & Chief Executive Officer, ICLogistics Executive Board, U.S. Virgin Islands Olympic Committee Commissioner Emeritus at V.I. Public Service Commission

Former Senior Faculty Member, Harvard Business School

Retired Lieutenant Colonel of the US Marine Corps

The Honorable Johann (John) A. Clendenin, Commissioner Emeritus, served on the VI Public Service Commission from 2014 until December 2020 and was elected twice as Chairman. He is a retired Lieutenant Colonel of the US Marine Corps.

At the Federal level, Clendenin served on the Telecommunications and International Relations Committees of the National Association of Utilities Commissioners (NARUC) and as Chairman of the MACRUC Telecom Committee. He was selected by the Federal Communications Commission (FCC) to the Intergovernmental Agency Advisory Committee and served as Chairman of the FCC Telehealth Working Group. He is currently on the EMP Task Force for National and Homeland Security.

Clendenin is Founder, President & CEO of Inner Circle Logistics, Inc. based on St. Croix in the U.S. Virgin Islands. ICLogistics is a global transportation and logistics firm that specializes in net-centric solutions, and complex Systems of Systems (SoS) data and document interoperability. The company's focus is "Smart City" Supply Chain infrastructure, Renewable Energy solutions, and global logistics business practices.

While a professor at Harvard, he served as a member of the National Research Council’s Committee on Supply Chain Integration, which produced Surviving Supply Chain Integration, Strategies for Small Manufacturers. John is currently a Distinguished Visiting Professor at IE Business School in Madrid, Spain where he also served recently as Senior Associate Dean of Post Graduate Programs. He has conducted trade facilitation missions to Japan, Mexico, The Balkans and South East Europe. He has conducted Master Classes in multicultural leadership in Kenya, China, UAE, Qatar, Spain, Brazil, UK, Azerbaijan, Bulgaria, Ghana, and in the United States.

Specialties: John is best known in the global supply chain, logistics and distribution profession as a ‘change agent’ and international productivity expert. His leadership success has been documented in a Harvard Business School case and is taught at business schools and leadership programs around the country. He was selected for listing in Who's Who in the World in 1995 and in Who's Who in Science and Engineering in 1998. His current teaching is in the area of global change, multicultural leadership and ethics.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.  Not applicable.

(b) Pro forma financial information.  Not applicable.

(c) Shell registrant transactions.  Not applicable.

(d) Exhibits.

Exhibit	Description
2.1	Share Exchange Agreement, dated March 8, 2024, by and among Joseph C. Passalaqua and TradEx Fuel Exchange, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petro USA, Inc.

Date:	May 22, 2025	/s/ Joseph Hoffman
Name: Joseph Hoffman
Title: President